1-NY/2016449.1
                                                                    Exhibit 99.1

                          FILED BY JAG MEDIA HOLDINGS, INC. PURSUANT TO RULE 425
                                   UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                        AND DEEMED FILED PURSUANT TO RULE 14A-12
                          UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTACT:
Stephen J. Schoepfer, President & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

                       JAG MEDIA HOLDINGS, INC. ANNOUNCES
                 EFFECTIVENESS AND FILING OF DEFINITIVE FORM S-4

BOCA RATON, FL, MARCH 17, 2006 - JAG Media Holdings, Inc. (OTC PINK SHEETS:
JAGH) announced today that it has filed with the SEC its definitive Form S-4, which contains proxy materials for the Company's upcoming stockholders meeting scheduled for April 26, 2006. March 10, 2006 has been set as the "record date" for the annual meeting. Now that the filing has cleared the SEC review process and been declared effective, the Company will shortly begin mailing proxy materials to stockholders for the upcoming meeting.

In order to be eligible to vote for the proposals at the annual meeting, you must be a registered holder of the Company's common stock as of the record date. Stockholders of the Company's Class A common stock, Series 1 Class B common stock and/or old JagNotes.com Inc. common stock as of the record date will not be eligible to vote those shares at the annual meeting. There were approximately 1,962,392 shares of Class A common stock, 245,057 shares of Series 1 Class B common stock and 147,277 shares of old JagNotes.com Inc. common stock outstanding as of the record date that will not be eligible to vote at the upcoming annual meeting.

Since Internet voting will be available to stockholders for the annual meeting, the Company urges all stockholders to avail themselves of Internet voting in order to expedite and streamline the voting process. Stockholders who hold their shares in certificate form will be able to vote online at Transfer Online's website (www.transferonline.com), provided that they have established a stockholder account through the Transfer Online website. Stockholders who have questions regarding establishing their stockholder account with Transfer Online or voting their registered shares on the Transfer Online website should contact Transfer Online directly. Transfer Online's contact details are below:



                         Transfer Online, Inc.
                         317 S.W. Alder Street, 2nd Floor
                         Portland, OR 97204
                         Tel: 503.227.2950
                         Fax: 503.227.6874

Stockholders who hold their shares in "Street Name" through their broker will typically receive detailed instructions regarding Internet voting in the proxy materials that they receive from their broker. Such stockholders should direct questions regarding Internet voting to their brokers.

ADDITIONAL INFORMATION

Investors and security holders are urged to read the Form S-4. Investors and security holders will be able to obtain a free copy of the Form S-4, as well as other filings containing information about JAG Media without charge, at the U.S. Securities and Exchange Commission internet site (http://www.sec.gov). Copies of the Form S-4 and the filings with the U.S. Securities and Exchange Commission that are incorporated by reference in the Form S-4 can also be obtained without charge by directing a request to Thomas J. Mazzarisi, JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433, Tel: (866) 300-7410.

The directors and officers of JAG Media may be deemed participants in the solicitation of proxies from JAG Media stockholders and Cryptometrics stockholders in connection with the proposed merger pursuant to which JAG Media's wholly owned and newly created subsidiary, Cryptometrics Acquisition, Inc. will, subject to the terms and conditions of the merger agreement, merge into Cryptometrics, Inc. Information regarding the directors and executive officers of JAG Media is currently available in its Form10-KSB filed with the U.S. Securities and Exchange Commission on November 8, 2005. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Form S-4 and other relevant materials filed by JAG Media with the U.S. Securities and Exchange Commission.

ABOUT JAG MEDIA HOLDINGS, INC.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. Through the Company's wholly-owned subsidiary Pixaya (UK) Limited, the Company also provides various mobile video software solutions for businesses. The Company's websites are located at www.jagnotes.com and www.pixaya.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.
                                       ###